UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 29, 2004

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington 98021
(Address of principal executive offices)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 29, 2004, the Compensation Committee of the Board of Directors of Sonus Pharmaceuticals, Inc. (the “Company”) adopted an Amended and Restated Executive Compensation Program (the “Executive Compensation Program”) for the Company’s executive officers and key employees.  A copy of the Program is filed as Exhibit 10.1 hereto.  Set forth below is a summary description of the principal terms of the Executive Compensation Program.

Participants in the Executive Compensation Program are executive officers of the Company.  Other officers and key employees and new participants are recommended for participation by the President and Chief Executive Officer and the Compensation Committee, and approved for participation by the Board of Directors.  The Executive Compensation Program provides for competitive compensation opportunities for executives and key employees to help attract and retain critical leadership and talent.

The Executive Compensation Program includes three components: base salary, short term incentive program (“STIP”) and long-term incentive program (“LTIP”).  All three components are reviewed on an annual basis and adjustments are made to reflect both cost of living and competitive salary conditions.

The Executive Compensation Program targets base salaries in the 50th to 60th percentile of comparable companies.

The STIP provides for cash bonus opportunities for participants based upon corporate and individual performance goals selected and recommended by the Compensation Committee and approved by the Board of Directors annually.  Performance measures and ratings are selected based upon their importance to the Company’s strategic goals and the participant’s individual ability to impact each metric target.  The corporate performance goals for 2004 were: Develop and Realize the Value of TOCOSOL Paclitaxel; Diversify to Multi-Product Company; and Leverage Achievement of Goals 1 and 2 to Secure Additional Capital.  Short-term incentive program awards as a percentage of base salary can range from 25% for Vice Presidents, 35% for Senior Vice Presidents and 45% for the President and Chief Executive Officer.  The President and Chief Executive Officer is responsible for making recommendations for actual performance against the performance goals for all participants other than himself or herself.  The Compensation Committee reviews the recommendations, and provides its own recommendation with respect to the President and Chief Executive Officer, which are made to the Board for final approval on an annual basis.  Performance awards granted pursuant to the short-term incentive program are in the form of the exhibit attached hereto as Exhibit 10.2.

In addition, the Executive Compensation Program provides for long-term incentive program awards in the form of stock option grants made on an annual basis with target values chosen to reflect competitive practices.  The target values range from $225,000 for Vice Presidents, $275,000 for Senior Vice Presidents and $500,000 for the President and Chief Executive Officer.  Stock options are valued pursuant to customary valuation metrics.  The Compensation Committee or Board of Directors retains the flexibility to determine stock option awards based on other metrics, provided that the awards do not exceed the amount that would be determined pursuant to the value metrics.

Item 9.01               Exhibits

(c)           Exhibits. Attached hereto are the following exhibits:

Exhibit	Description

10.1	Executive Compensation Program

10.2	Form of Short-Term Incentive Program Performance Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: January 4, 2005	By:	/s/ Alan Fuhrman
Alan Fuhrman, Senior Vice President and Chief Financial Officer